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                                                                           EX-21


                         SUBSIDIARIES OF THE REGISTRANT

          Atrium Nursing Home, Inc.                      Florida
          Bibb Health & Rehabilitation, Inc.             Georgia
          Brent-Lox Hall Nursing Home, Inc.              Virginia
          Capitol Care Management Company, Inc.          Georgia
          Charlton Healthcare, Inc.                      Georgia
          Crescent Medical Services, Inc.                Georgia
          Duval Healthcare Center, Inc.                  Georgia
          Encore Retirement Partners, Ltd.               New York
          F & L Associates, Inc.                         Virginia
          Gainesville Healthcare Center, Inc.            Georgia
          Gardendale Health Care Center, Inc.            Georgia
          Jeff Davis Healthcare, Inc.                    Georgia
          Lake Forest Healthcare Center, Inc.            Georgia
          Lake Health Care Center, Inc.                  Georgia
          Libbie Rehabilitation Center, Inc.             Virginia
          Maplewood Health Care Center of
          Jackson, Tennessee, Inc.                       Tennessee
          Mid-Florida, Inc.                              Georgia
          Phoenix Associates, Inc.                       Virginia
          Pine Manor Rest Home, Inc.                     North Carolina
          Pro-Scription, Inc.                            Georgia
          Quality N.H.F. Leasing, Inc.                   Georgia
          Retirecare, Inc.                               Colorado
          Retirement Management Corp.                    Georgia
          Riviera Retirement, Inc.                       Georgia
          Roberta Health Care Center, Inc.               Georgia
          Sea Side Retirement, Inc.                      Georgia
          Southside Health Care Center, Inc.             Georgia
          Statesboro Health Care Center, Inc.            Georgia
          Summers Landing, Inc.                          Georgia
          Sun Coast Retirement, Inc.                     Georgia
          The Atrium of Jacksonville, Ltd.               Florida
          W.R. Partners (Warner Robins) L.P.             Georgia
          West Tennessee, Inc.                           Georgia
          Willow Way, Inc.                               Georgia
          Woodbury Health Care Center, Inc.              Georgia

          Contour Medical, Inc.                          Nevada
          Contour Medical - Michigan                     Michigan
          Contour Medical of Central Florida, Inc.       Florida
          AmeriDyne Corporation                          Tennessee
          Atlantic Medical Supply Company, Inc.          Georgia
          Americare Health Services Corp.                Delaware
          Facility Supply, Inc.                          Florida
          Gerimed, Inc.                                  Florida
          Florida ACLF, Inc.                             Florida
          Quest Medical Supply, Inc.                     Georgia